Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
April 22, 2025	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com

Verizon delivered strong financial growth with industry-leading wireless service revenue in 1Q 2025

Customer segmentation strategy is a key driver of
successful financial performance

Verizon remains confident in full-year 2025 guidance

Key 1Q 2025 Highlights
•Industry-leading total wireless service revenue1 of $20.8 billion
•Best wireless retail core prepaid2 net additions since the TracFone acquisition
•Continued to take broadband market share with strong demand for Fios and fixed wireless access
•Verizon exits first quarter with momentum in both mobility and broadband

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported strong financial performance for the first-quarter of 2025, fueled by innovative and segmented product offerings that meet the ever-changing needs of consumers and businesses across market sectors. The company's strategically designed portfolio of diversified wireless and broadband products and adjacent services positioned Verizon for a successful quarter, as well as resiliency in any economic environment. With a focus on growing connections and strengthening customer relationships, the company's strategic and disciplined approach drove success across its three

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priorities of growing wireless service revenue, expanding adjusted EBITDA3 and generating strong free cash flow3. Verizon remains confident in achieving its 2025 goals and delivering on its full-year guidance.
"Verizon plays an essential role in our customers’ lives and our differentiated value proposition delivers what customers want and need, on their terms," said Verizon Chairman and CEO Hans Vestberg. "We continue to drive our multi-year customer-first strategy, launching new programs such as our 3-year price lock and free phone guarantee for consumers and My Biz Plan for small and medium sized businesses. With our high quality customer base, network superiority and position of financial strength, we have the momentum and flexibility to continue innovating to meet customer needs and invest for growth."
1Q 2025 Highlights

Consolidated: Improved earnings per share (EPS), revenue and net income in first-quarter 2025, highlighting strong financials

•EPS of $1.15 in first-quarter 2025 compared to EPS of $1.09 in first-quarter 2024; adjusted EPS3, excluding special items, of $1.19 compared to $1.15 in first-quarter 2024.
•Total operating revenue of $33.5 billion in first-quarter 2025, up 1.5 percent year over year.
•Cash flow from operations totaled $7.8 billion in first-quarter 2025, up from $7.1 billion in first-quarter 2024.
•Free cash flow3 was $3.6 billion in first-quarter 2025, up from $2.7 billion in first-quarter 2024.
•Consolidated net income for first-quarter 2025 was $5.0 billion compared to $4.7 billion in first-quarter 2024. Consolidated adjusted EBITDA3 was $12.6 billion in first-quarter 2025 compared to $12.1 billion in first-quarter 2024.
•Verizon's total unsecured debt as of the end of first-quarter 2025 was $117.3 billion, compared to $117.9 billion at the end of fourth-quarter 2024 and $128.4 billion at the end of first-quarter 2024. The company's net unsecured debt3 at the end of first-quarter 2025 was $115.1 billion. At the end of first-quarter 2025, Verizon's ratio of unsecured debt to net income (LTM) was 6.4 times and net unsecured debt to consolidated adjusted EBITDA ratio3 was 2.3 times.

Mobility: Industry-leading wireless service revenue in first-quarter 2025

•Total wireless service revenue1 in first-quarter 2025 was an industry-leading $20.8 billion, up 2.7 percent year over year.
•Wireless equipment revenue of $5.4 billion in first-quarter 2025, up 0.7 percent year over year.
•Total postpaid phone net losses of 289,000 in first-quarter 2025 compared to 114,000 postpaid phone net losses in first-quarter 2024.

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Broadband: Verizon continued to take broadband market share with strong demand for best in class Fios and fixed wireless access offerings

•Broadband net additions of 339,000 in first-quarter 2025.
•Total fixed wireless access net additions of 308,000 in first-quarter 2025, growing the base to over 4.8 million fixed wireless access subscribers. The company is well-positioned to achieve the next milestone of 8 to 9 million fixed wireless access subscribers by 2028.
•Fios internet net additions were 45,000 in first-quarter 2025 compared to 53,000 in first-quarter 2024.
•Total broadband connections grew to more than 12.6 million as of the end of first-quarter 2025, representing a 13.7 percent increase year over year.

Verizon Consumer: Total revenue increases year over year to $25.6 billion in first-quarter 2025, driven by service revenue gains
•Total Verizon Consumer revenue in first-quarter 2025 was $25.6 billion, an increase of 2.2 percent year over year, predominantly driven by gains in wireless service revenue.
•Consumer wireless service revenue in first-quarter 2025 was $17.2 billion, up 2.6 percent year over year.
•Consumer wireless retail postpaid churn was 1.13 percent in first-quarter 2025, and wireless retail postpaid phone churn was 0.90 percent.
•Consumer wireless postpaid average revenue per account (ARPA) of $146.46 in first-quarter 2025, an increase of 3.6 percent year over year.
•In first-quarter 2025, Consumer reported 356,000 wireless retail postpaid phone net losses compared to 194,000 postpaid phone net losses in first-quarter 2024.
•In first-quarter 2025, Consumer reported 137,000 wireless retail core prepaid2 net additions compared to 131,000 net losses in first-quarter 2024.
•Consumer reported 199,000 fixed wireless net additions and 41,000 Fios Internet net additions in first-quarter 2025. Consumer Fios revenue was $2.9 billion in first-quarter 2025.
•In first-quarter 2025, Consumer operating income was $7.4 billion, an increase of 0.7 percent year over year, and segment operating income margin was 29.0 percent, compared to 29.4 percent in first-quarter 2024. Segment EBITDA3 in first-quarter 2025 was $11.0 billion, an increase of 2.7 percent year over year. These results were driven by improvements in Consumer wireless service revenue. Segment EBITDA margin3 in first-quarter 2025 was 42.8 percent compared to 42.6 percent in first-quarter 2024.

Verizon Business: Operating income increases with strong wireless service revenue growth
•Total Verizon Business revenue was $7.3 billion in first-quarter 2025, a decrease of 1.2 percent year over year.
•Business wireless service revenue in first-quarter 2025 was $3.6 billion, an increase of 2.8 percent year over year.
•Business reported 94,000 wireless retail postpaid net additions in first-quarter 2025. This result included 67,000 postpaid phone net additions.
•Business wireless retail postpaid churn was 1.52 percent in first-quarter 2025, and wireless retail postpaid phone churn was 1.15 percent.

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•Business reported 109,000 fixed wireless net additions in first-quarter 2025.
•In first-quarter 2025, Verizon Business operating income was $664 million, an increase of 66.4 percent year over year, resulting in segment operating income margin of 9.1 percent, an increase from 5.4 percent in first-quarter 2024. Segment EBITDA3 in first-quarter 2025 was $1.7 billion, an increase of 10.3 percent year over year. Segment EBITDA margin3 in first-quarter 2025 was 23.1 percent, an increase from 20.7 percent in first-quarter 2024.
Outlook and guidance
The company does not provide a reconciliation for certain of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
For 2025, Verizon continues to expect the following:
•Total wireless service revenue1 growth of 2.0 percent to 2.8 percent.
•Adjusted EBITDA3 growth of 2.0 percent to 3.5 percent.
•Adjusted EPS3 growth of 0 to 3.0 percent.
•Cash flow from operations of $35.0 billion to $37.0 billion.
•Capital expenditures between $17.5 billion and $18.5 billion.
•Free cash flow3 of $17.5 billion to $18.5 billion.

Our 2025 financial guidance does not reflect any assumptions regarding the potential impacts of the evolving tariff environment.

1 Total wireless service revenue represents the sum of Consumer and Business segments. Reflects the reclassification of recurring device protection and insurance related plan revenues from other revenue into wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
2 Represents total prepaid results excluding our SafeLink brand.
3 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $134.8 billion in 2024. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,”

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“intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; the impact of public health crises on our business, operations, employees and customers; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to consummate the proposed acquisition of Frontier Communications Parent, Inc. and obtain cost savings, synergies and other anticipated benefits within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	% Change

Operating Revenues
Service revenues and other	$28,087	$27,620	1.7
Wireless equipment revenues	5,398	5,361	0.7
Total Operating Revenues	33,485	32,981	1.5

Operating Expenses
Cost of services	6,950	6,967	(0.2)
Cost of wireless equipment	6,106	5,905	3.4
Selling, general and administrative expense	7,874	8,143	(3.3)
Depreciation and amortization expense	4,577	4,445	3.0
Total Operating Expenses	25,507	25,460	0.2

Operating Income	7,978	7,521	6.1
Equity in earnings (losses) of unconsolidated businesses	6	(9)	*
Other income, net	121	198	(38.9)
Interest expense	(1,632)	(1,635)	(0.2)
Income Before Provision For Income Taxes	6,473	6,075	6.6
Provision for income taxes	(1,490)	(1,353)	10.1
Net Income	$4,983	$4,722	5.5

Net income attributable to noncontrolling interests	$104	$120	(13.3)
Net income attributable to Verizon	4,879	4,602	6.0
Net Income	$4,983	$4,722	5.5

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.16	$1.09	6.4
Weighted-average shares outstanding (in millions)	4,222	4,215

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$1.15	$1.09	5.5
Weighted-average shares outstanding (in millions)	4,226	4,219
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
* Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	3/31/25	12/31/24	$ Change

Assets
Current assets
Cash and cash equivalents	$2,257	$4,194	$(1,937)
Accounts receivable	27,033	27,261	(228)
Less Allowance for credit losses	1,144	1,152	(8)
Accounts receivable, net	25,889	26,109	(220)
Inventories	2,197	2,247	(50)
Prepaid expenses and other	7,010	7,973	(963)
Total current assets	37,353	40,523	(3,170)

Property, plant and equipment	331,888	331,406	482
Less Accumulated depreciation	223,965	222,884	1,081
Property, plant and equipment, net	107,923	108,522	(599)
Investments in unconsolidated businesses	820	842	(22)
Wireless licenses	156,726	156,613	113
Goodwill	22,842	22,841	1
Other intangible assets, net	10,847	11,129	(282)
Operating lease right-of-use assets	24,175	24,472	(297)
Other assets	19,678	19,769	(91)
Total assets	$380,364	$384,711	$(4,347)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$22,629	$22,633	$(4)
Accounts payable and accrued liabilities	19,413	23,374	(3,961)
Current operating lease liabilities	4,686	4,415	271
Other current liabilities	14,338	14,349	(11)
Total current liabilities	61,066	64,771	(3,705)

Long-term debt	121,020	121,381	(361)
Employee benefit obligations	11,793	11,997	(204)
Deferred income taxes	46,643	46,732	(89)
Non-current operating lease liabilities	19,379	19,928	(549)
Other liabilities	18,426	19,327	(901)
Total long-term liabilities	217,261	219,365	(2,104)

Equity
Common stock	429	429	—
Additional paid in capital	13,415	13,466	(51)
Retained earnings	91,128	89,110	2,018
Accumulated other comprehensive loss	(1,489)	(923)	(566)
Common stock in treasury, at cost	(3,295)	(3,583)	288
Deferred compensation – employee stock ownership plans and other	534	738	(204)
Noncontrolling interests	1,315	1,338	(23)
Total equity	102,037	100,575	1,462
Total liabilities and equity	$380,364	$384,711	$(4,347)

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	3/31/25		12/31/24

Total debt	$143,649		$144,014
Unsecured debt	$117,313		$117,876
Net unsecured debt(1)	$115,056		$113,682
Unsecured debt / Consolidated Net Income (LTM)	6.4	x	6.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.3	x	2.3	x
Common shares outstanding end of period (in millions)	4,216		4,210
Total employees (‘000)(3)	99.4		99.6
Quarterly cash dividends declared per common share	$0.6775		$0.6775
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	$ Change

Cash Flows from Operating Activities
Net Income	$4,983	$4,722	$261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,577	4,445	132
Employee retirement benefits	143	62	81
Deferred income taxes	132	141	(9)
Provision for expected credit losses	587	567	20
Equity in losses of unconsolidated businesses, inclusive of dividends received	20	14	6
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,618)	(2,531)	(87)
Other, net	(42)	(336)	294
Net cash provided by operating activities	7,782	7,084	698

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(4,145)	(4,376)	231
Acquisitions of wireless licenses	(122)	(449)	327
Other, net	515	(420)	935
Net cash used in investing activities	(3,752)	(5,245)	1,493

Cash Flows from Financing Activities
Proceeds from long-term borrowings	—	3,110	(3,110)
Proceeds from asset-backed long-term borrowings	2,781	2,510	271
Repayments of long-term borrowings and finance lease obligations	(2,446)	(4,508)	2,062
Repayments of asset-backed long-term borrowings	(2,589)	(1,408)	(1,181)
Dividends paid	(2,856)	(2,796)	(60)
Other, net	(783)	1,664	(2,447)
Net cash used in financing activities	(5,893)	(1,428)	(4,465)

Increase (decrease) in cash, cash equivalents and restricted cash	(1,863)	411	(2,274)
Cash, cash equivalents and restricted cash, beginning of period	4,635	3,497	1,138
Cash, cash equivalents and restricted cash, end of period	$2,772	$3,908	$(1,136)
Footnote:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	% Change

Operating Revenues
Service(1)	$20,066	$19,624	2.3
Wireless equipment	4,532	4,490	0.9
Other(1)	1,020	943	8.2
Total Operating Revenues	25,618	25,057	2.2

Operating Expenses
Cost of services	4,574	4,537	0.8
Cost of wireless equipment	4,912	4,750	3.4
Selling, general and administrative expense	5,165	5,089	1.5
Depreciation and amortization expense	3,543	3,309	7.1
Total Operating Expenses	18,194	17,685	2.9

Operating Income	$7,424	$7,372	0.7
Operating Income Margin	29.0%	29.4%

Segment EBITDA(2)	$10,967	$10,681	2.7
Segment EBITDA Margin(2)	42.8%	42.6%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(2) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited	3/31/25	3/31/24	% Change

Connections (‘000):
Wireless retail	115,084	114,809	0.2
Wireless retail postpaid	94,854	93,905	1.0
Wireless retail postpaid phone	74,406	74,523	(0.2)
Wireless retail core prepaid(1)	18,977	18,717	1.4

Fios video	2,626	2,883	(8.9)
Fios internet	7,176	7,025	2.1

Fixed wireless access (FWA) broadband	2,914	2,070	40.8
Wireline broadband	7,330	7,227	1.4
Total broadband	10,244	9,297	10.2

Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,970	2,983	(0.4)
Wireless retail postpaid phone	1,658	1,674	(1.0)

Net Additions Detail (‘000):
Wireless retail	(159)	(141)	(12.8)
Wireless retail postpaid	(253)	75	*
Wireless retail postpaid phone	(356)	(194)	(83.5)
Wireless retail core prepaid(1)	137	(131)	*

Fios video	(58)	(68)	14.7
Fios internet	41	49	(16.3)

FWA broadband	199	203	(2.0)
Wireline broadband	31	36	(13.9)
Total broadband	230	239	(3.8)

Churn Rate:
Wireless retail	1.57%	1.62%
Wireless retail postpaid	1.13%	1.03%
Wireless retail postpaid phone	0.90%	0.83%
Wireless retail core prepaid(1)	3.47%	3.61%

Revenue Statistics (in millions):
Wireless service revenue(2)	$17,199	$16,760	2.6
Fios revenue	$2,896	$2,896	—

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(2)(3)	$146.46	$141.31	3.6
Wireless retail postpaid upgrade rate	3.0%	3.1%
Wireless retail postpaid accounts (‘000)(4)	32,620	32,876	(0.8)
Wireless retail postpaid connections per account(4)	2.91	2.86	1.7
Wireless retail core prepaid ARPU(5)	$31.92	$32.26	(1.1)
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Statistics presented as of end of period.
(5) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	% Change

Operating Revenues
Enterprise and Public Sector	$3,457	$3,587	(3.6)
Business Markets and Other	3,314	3,195	3.7
Wholesale	515	594	(13.3)
Total Operating Revenues	7,286	7,376	(1.2)

Operating Expenses
Cost of services	2,376	2,432	(2.3)
Cost of wireless equipment	1,194	1,155	3.4
Selling, general and administrative expense	2,032	2,262	(10.2)
Depreciation and amortization expense	1,020	1,128	(9.6)
Total Operating Expenses	6,622	6,977	(5.1)

Operating Income	$664	$399	66.4
Operating Income Margin	9.1%	5.4%

Segment EBITDA(1)	$1,684	$1,527	10.3
Segment EBITDA Margin(1)	23.1%	20.7%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited	3/31/25	3/31/24	% Change

Connections (‘000):
Wireless retail postpaid	30,890	29,947	3.1
Wireless retail postpaid phone	18,808	18,295	2.8

Fios video	52	59	(11.9)
Fios internet	405	389	4.1

FWA broadband	1,931	1,358	42.2
Wireline broadband	459	458	0.2
Total broadband	2,390	1,816	31.6

Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,504	1,531	(1.8)
Wireless retail postpaid phone	715	694	3.0

Net Additions Detail (‘000):
Wireless retail postpaid	94	178	(47.2)
Wireless retail postpaid phone	67	80	(16.3)

Fios video	(2)	(2)	—
Fios internet	4	4	—

FWA broadband	109	151	(27.8)
Wireline broadband	—	(1)	*
Total broadband	109	150	(27.3)

Churn Rate:
Wireless retail postpaid	1.52%	1.51%
Wireless retail postpaid phone	1.15%	1.13%

Revenue Statistics (in millions):
Wireless service revenue(1)	$3,565	$3,467	2.8
Fios revenue	$310	$311	(0.3)

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.2%	2.5%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited	3/31/25	3/31/24	% Change

Connections (‘000)
Retail	145,974	144,756	0.8
Retail postpaid	125,744	123,852	1.5
Retail postpaid phone	93,214	92,818	0.4
Retail core prepaid(1)	18,977	18,717	1.4

Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24	% Change

Net Additions Detail (‘000)
Retail	(65)	37	*
Retail postpaid	(159)	253	*
Retail postpaid phone	(289)	(114)	*
Retail core prepaid(1)	137	(131)	*

Account Statistics
Retail postpaid accounts (‘000)(2)	34,696	34,839	(0.4)
Retail postpaid connections per account(2)	3.62	3.55	2.0
Retail postpaid ARPA(3)(6)	$169.81	$164.27	3.4
Retail core prepaid ARPU(4)	$31.92	$32.26	(1.1)

Churn Detail
Retail	1.56%	1.60%
Retail postpaid	1.23%	1.15%
Retail postpaid phone	0.95%	0.89%
Retail core prepaid(1)	3.47%	3.61%

Retail Postpaid Connection Statistics
Upgrade rate	2.8%	3.0%

Revenue Statistics (in millions)(5)
FWA revenue	$668	$452	47.8
Wireless service(6)	$20,764	$20,227	2.7
Wireless equipment	5,398	5,361	0.7
Wireless other(6)	1,014	871	16.4
Total Wireless	$27,176	$26,459	2.7
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
(5) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
(6) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 12/31/24	3 Mos. Ended 9/30/24	3 Mos. Ended 6/30/24	3 Mos. Ended 3/31/24

Consolidated Net Income	$4,983	$5,114	$3,411	$4,702	$4,722
Add:
Provision for income taxes	1,490	1,454	891	1,332	1,353
Interest expense	1,632	1,644	1,672	1,698	1,635
Depreciation and amortization expense(1)	4,577	4,506	4,458	4,483	4,445
Consolidated EBITDA	$12,682	$12,718	$10,432	$12,215	$12,155

Add/(subtract):
Other (income) expense, net(2)	$(121)	$(797)	$(72)	$72	$(198)
Equity in (earnings) losses of unconsolidated businesses	(6)	6	24	14	9
Severance charges	—	—	1,733	—	—
Asset and business rationalization	—	—	374	—	—
Legacy legal matter	—	—	—	—	106
	(127)	(791)	2,059	86	(83)
Consolidated Adjusted EBITDA	$12,555	$11,927	$12,491	$12,301	$12,072
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 3/31/25	12 Mos. Ended 12/31/24

Consolidated Net Income	$18,210	$17,949
Add:
Provision for income taxes	5,167	5,030
Interest expense	6,646	6,649
Depreciation and amortization expense(1)	18,024	17,892
Consolidated EBITDA	$48,047	$47,520

Add/(subtract):
Other income, net(2)	$(918)	$(995)
Equity in losses of unconsolidated businesses	38	53
Severance charges	1,733	1,733
Asset and business rationalization	374	374
Legacy legal matter	—	106
	1,227	1,271
Consolidated Adjusted EBITDA	$49,274	$48,791

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	3/31/25		12/31/24		3/31/24

Debt maturing within one year	$22,629		$22,633		$15,594
Long-term debt	121,020		121,381		136,104
Total Debt	143,649		144,014		151,698
Less Secured debt	26,336		26,138		23,290
Unsecured Debt	117,313		117,876		128,408
Less Cash and cash equivalents	2,257		4,194		2,365
Net Unsecured Debt	$115,056		$113,682		$126,043
Consolidated Net Income (LTM)	$18,210		$17,949
Unsecured Debt to Consolidated Net Income Ratio	6.4	x	6.6	x
Consolidated Adjusted EBITDA (LTM)	$49,274		$48,791
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.3	x	2.3	x

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/25				3 Mos. Ended 3/31/24
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.15				$1.09
Amortization of acquisition-related intangible assets	$190	$(48)	$142	0.03	$221	$(56)	$165	0.04
Legacy legal matter	—	—	—	—	106	(27)	79	0.02
	$190	$(48)	$142	$0.03	$327	$(83)	$244	$0.06
Adjusted EPS				$1.19				$1.15
Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24

Net Cash Provided by Operating Activities	$7,782	$7,084
Capital expenditures (including capitalized software)	(4,145)	(4,376)
Free Cash Flow	$3,637	$2,708

Free Cash Flow Forecast
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/25

Net Cash Provided by Operating Activities Forecast	$35,000 - 37,000
Capital expenditures forecast (including capitalized software)	(17,500 - 18,500)
Free Cash Flow Forecast	$17,500 - 18,500

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24

Operating Income	$7,424	$7,372
Add Depreciation and amortization expense	3,543	3,309
Segment EBITDA	$10,967	$10,681
Year over year change %	2.7%

Total operating revenues	$25,618	$25,057
Operating Income Margin	29.0%	29.4%
Segment EBITDA Margin	42.8%	42.6%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/25	3 Mos. Ended 3/31/24

Operating Income	$664	$399
Add Depreciation and amortization expense	1,020	1,128
Segment EBITDA	$1,684	$1,527
Year over year change %	10.3%

Total operating revenues	$7,286	$7,376
Operating Income Margin	9.1%	5.4%
Segment EBITDA Margin	23.1%	20.7%